Exhibit 5.1

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Re: Securities Being Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission, Registration Number [333-            ] (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of shares of your Class A Common Stock, par value $0.001 per share (the “Shares”), to be issued to stockholders of On2 Technologies, Inc., a Delaware corporation (“On2”), in connection with the merger (the “Transaction”) contemplated by the Agreement and Plan of Merger by and among you, Oxide Inc., a Delaware corporation, and On2, dated as of August 4, 2009, (the “Merger Agreement”).

As your counsel in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares in the Transaction. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on information obtained from certain of your officers and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on your part and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of California. We do not express any opinion on any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement and any amendments thereto.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation [[ ], 2009]